Cary, NC
Contact:  Shawn Poe, CFO   919-677-4019

Ply Gem Reports Fourth Quarter and Full Year 2010 Results

March 21, 2011 - Ply Gem Holdings, Inc. (“Ply Gem” or the “Company”), a leading manufacturer of residential exterior building products in North America, today announced financial results for the fourth quarter and full year ended December 31, 2010.

 “Ply Gem’s fourth quarter and full year results continue to reflect the challenging conditions that exist in the housing market today.  Despite these challenging market conditions, Ply Gem’s operating performance improved in 2010 with demonstrated sales growth, improved operating earnings and increased Adjusted EBITDA,” said Gary E. Robinette, President and CEO of Ply Gem.

“In addition to Ply Gem’s improved operating performance in 2010, I am pleased to report that during the first quarter of 2011, Ply Gem successfully completed a refinancing of its 11.75% Senior Secured Notes as well as its asset-based revolving credit facility. The refinancing extended the maturity of our indebtedness with the new 8.25% Senior Secured Notes maturing in 2018 and with the new asset-based revolving credit facility maturing in 2016.  As a result of these refinancing transactions, Ply Gem expects to realize annual cash interest savings of over $21.0 million, which will significantly improve our operating liquidity and further allow the business to reinvest for future growth,” concluded Mr. Robinette.

Highlights of Ply Gem’s 2010 financial results included:

•	Net sales for 2010 were $995.9 million, higher than 2009 net sales of $951.4 million by $44.5 million, or 4.7%.
•	Operating earnings for 2010 improved $16.7 million to $56.8 million compared to operating earnings of $40.1 million for 2009.
•	Adjusted EBITDA increased in 2010 to $120.6 million compared to Adjusted EBITDA of $113.7 million in 2009.

Ply Gem, headquartered in Cary, N.C., is a leading manufacturer of residential exterior building products in North America. Ply Gem produces a comprehensive product line of vinyl siding, designer accents and skirting, vinyl and aluminum soffit and siding accessories, aluminum trim coil, vinyl and composite fencing and railing, stone veneer, vinyl windows and doors, wood windows, aluminum windows, vinyl and aluminum-clad windows and steel and fiberglass doors used in both new construction and home repair and remodeling in the United States and Western Canada.  Ply Gem siding brands include Mastic® Home Exteriors, Variform®, NAPCO®, Ply Gem® Stone, Kroy®, Cellwood®, Georgia Pacific, DuraBuilt®, Richwood®, Leaf Relief®, Gutter Warrior™ and Monticello® Columns.  Ply Gem windows and patio door brands include Ply Gem® Windows, Ply Gem® Canada and Great Lakes® Window.  The Company's brands are sold through short-line and two-step distributors, pro dealers, home improvement dealers and big box retailers. Ply Gem employs more than 4,300 people across North America. Visit www.plygem.com for more information.

Ply Gem management will host a conference call on March 21, 2011 at 10:00 a.m. EST to report fourth quarter results.  To participate please call 866-314-9013 and use call confirmation number 22482303.

Note:  As used herein, the term “Ply Gem” refers to Ply Gem Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise.  This term is used for convenience only and is not intended as a precise description of any of the separate corporations.

This document and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the Company’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, and product liability claims and other factors discussed in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including the Company’s Annual and Quarterly Reports on Form 10-K and 10-Q.  The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.  For further information, please refer to the reports and filings of the Company with the Securities and Exchange Commission.

###

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended
(Amounts in thousands)	December 31, 2010	December 31, 2009

Net sales	$220,496	$214,578
Costs and expenses:
Cost of products sold	174,651	166,228
Selling, general and administrative expenses	31,890	31,320
Amortization of intangible assets	6,722	4,917
Write-off of previously capitalized offering costs	1,571	-
Total costs and expenses	214,834	202,465
Operating earnings	5,662	12,113
Foreign currency gain	180	391
Interest expense	(29,007)	(36,025)
Interest income	32	31
Loss before benefit for income taxes	(23,133)	(23,490)
Benefit for income taxes	(3,501)	(5,870)
Net loss	$(19,632)	$(17,620)

	For the twelve months ended
(Amounts in thousands)	December 31, 2010	December 31, 2009

Net sales	$995,906	$951,374
Costs and expenses:
Cost of products sold	779,946	749,841
Selling, general and administrative expenses	130,460	141,772
Amortization of intangible assets	27,099	19,651
Write-off of previously capitalized offering costs	1,571	-
Total costs and expenses	939,076	911,264
Operating earnings	56,830	40,110
Foreign currency gain	510	475
Interest expense	(122,992)	(135,514)
Interest income	159	211
Gain on extinguishment of debt	98,187	-
Income (loss) before benefit for income taxes	32,694	(94,718)
Provision (benefit) for income taxes	5,027	(17,966)
Net income (loss)	$27,667	$(76,752)

The accompanying notes are an integral part of these unaudited condensed consolidated statements of operations.

1.           The accompanying unaudited condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the “Company”) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The selected balance sheet data for the periods presented in Note 4 has been derived from the December 31, 2010 and 2009 consolidated financial statements of the Company and does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The Company’s fiscal quarters are based on periods ending on the last Saturday of the last week in the quarter.  Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

2.            We define adjusted EBITDA as net income (loss) plus interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss), customer inventory buybacks, restructuring and integration costs, write-off of previously capitalized offering costs, and gain on extinguishment of debt.  Other companies may define adjusted EBITDA differently and, as a result, our measure of adjusted EBITDA may not be directly comparable to adjusted EBITDA of other companies.  Management believes that the presentation of adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.  The Company has included adjusted EBITDA because it is a key financial measure used by management to (i) assess the Company's ability to service its debt and/or incur debt and meet the Company's capital expenditure requirements; (ii) internally measure the Company's operating performance; and (iii) determine the Company's incentive compensation programs.  In addition, the Company's Senior Secured asset-based revolving credit facility has certain covenants that apply ratios utilizing this measure of adjusted EBITDA.  Although we use adjusted EBITDA as a financial measure to assess the performance of our business, the use of adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business.   Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a performance measure. You are cautioned not to place undue reliance on adjusted EBITDA.

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the three months ended
	December 31, 2010	December 31, 2009
Net loss	$(19,632)	$(17,620)
Interest expense, net	28,975	35,994
Benefit for income taxes	(3,501)	(5,870)
Depreciation and amortization	14,420	14,002
Non cash gain on currency transaction	(180)	(391)
Write-off of previously capitalized offering costs	1,571	-
Customer inventory buyback	81	1,592
Restructuring/integration expense	316	118
Adjusted EBITDA	$22,050	$27,825

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the twelve months ended
	December 31, 2010	December 31, 2009
Net income (loss)	$27,667	$(76,752)
Interest expense, net	122,833	135,303
Provision (benefit) for income taxes	5,027	(17,966)
Depreciation and amortization	60,718	56,271
Non cash gain on extinguishment of debt	(98,187)	-
Write-off of previously capitalized offering costs	1,571
Non cash gain on currency transaction	(510)	(475)
Customer inventory buyback	574	8,345
Restructuring/integration expense	910	8,992
Adjusted EBITDA	$120,603	$113,718

3.            Long-term debt amounts in the selected balance sheets at December 31, 2010 and December 31, 2009 consisted of the following:

	December 31, 2010	December 31, 2009
	(Amounts in thousands)

Senior secured asset-based revolving credit facility	$30,000	$25,000
9% senior subordinated notes due 2012, including
unamortized premium of $0 and $105	-	360,105
11.75% senior secured notes due 2013, net of
unamortized discount of $7,318 and $9,708	717,682	715,292
13.125% senior subordinated notes due 2014, net of
unamortized discount of $3,519 and $0	146,481	-
Less:	$894,163	$1,100,397
9% senior subordinated notes due to related parties,
including unamortized premium of $82	-	281,376
	$894,163	$819,021

4.           The following is a summary of selected balance sheet amounts at December 31, 2010 and December 31, 2009:

	December 31, 2010	December 31, 2009
	(Amounts in thousands)

Cash and cash equivalents	$17,498	$17,063
Accounts receivable, less allowances	97,859	94,428
Inventories	98,579	98,080
Prepaid expenses and other current assets	10,633	19,448
Property and equipment, net	116,712	141,702
Intangible assets, net	146,965	174,064
Goodwill	393,433	392,838
Accounts payable	54,973	52,833
Long-term debt due to related parties	-	281,376
Long-term debt	894,163	819,021
Stockholder's deficit	(173,088)	(313,482)

•
During March through November 2009, certain affiliates of the Company’s controlling stockholder acquired a majority of the outstanding Senior Subordinated Notes.  As of December 31, 2009, these affiliates had acquired approximately $281.4 million of the outstanding 9% Senior Subordinated Notes.

•
On January 11, 2010, Ply Gem Industries, Inc. issued $150.0 million of 13.125% Senior Subordinated Notes due 2014.  Ply Gem used the proceeds of the offering to redeem approximately $141.2 million aggregate principal amount of its 9% Senior Subordinated Notes due 2012 and pay certain related costs and expenses.  The 9% Senior Subordinated Notes were redeemed on February 16, 2010.  In addition, on February 12, 2010 affiliates of the Company’s controlling stockholder contributed approximately $218.8 million of the 9% Senior Subordinated Notes as a capital contribution in exchange for equity in Ply Gem.  As a result of the $141.2 million redemption and the $218.8 million capital contribution, the entire $360.0 million of Ply Gem Industries’ 9% Senior Subordinated Notes were no longer outstanding as of February 16, 2010.